BELL, BOYD & LLOYD LLC                        THREE FIRST NATIONAL PLAZA
                                              70 WEST MADISON STREET, SUITE 3300
                                              Chicago, Illinois  60602-4207
                                              312.372.1121      FAX 312.372.2098
Robert Y. Tseng
312.781.6014                                  OFFICES IN CHICAGO
rtseng@bellboyd.com                           AND WASHINGTON, D.C.



                                January 31, 2003

VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

      The accompanying filing constitutes Schedule 13G of Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler, Carlene Murphy Ziegler and Artisan Funds, Inc. relating to class E common stock of Banco Latinoamericano de Exportaciones, S.A.


                                       Very truly yours,

                                       /s/ Robert Y. Tseng
                                       ---------------------
                                       Robert Y. Tseng



cc:NYSE (w/encl.)
   Banco Latinoamericano de Exportaciones, S.A. (w/encl.)
   Janet D. Olsen (w/encl.)
   Gregory K. Ramirez (w/encl.)
   Christopher Gygax (w/encl.)